EX-5.0

                         BUSH ROSS GARDNER WARREN & RUDY, P.A.
                                  ATTORNEYS AT LAW
MAHLON H. BARLOW, III     220  SOUTH FRANKLIN STREET        BRIAN T. MCELFATRICK
WILLIAM  B.  BOWLES  JR.     TAMPA,  FLORIDA  33602            S.  TODD  MERRILL
JOHN  R.  BUSH                                                 STEVEN  H.  MEZER
MINDY  L.  CARREJA               (813)  224-9255                JEREMY  P.  ROSS
SAMUEL  B.  DOLCIMASCOLO       FAX  (813)  223-9620          JOHN  F.  RUDY,  II
PATRICIA  LABARTA  DOUGLAS                                    EDWARD  O.  SAVITZ
STEPHEN  B.  FRENCH                                          MARIAN  HYATT  SBAR
J.  STEPHEN  GARDNER            MAILING  ADDRESS:         ALICIA  J.  SCHUMACHER
JOHN  N.  GIORDANO           POST  OFFICE  BOX  3913            NEAL  A.  SIVYER
JEFFREY  P.  GREENBERG          TAMPA,  FL  33601            H.  BRADLEY  STAGGS
RICHARD  B.  HADLOW                                            RANDY  K.  STERNS
R.J.  HAUGHEY,  II                                             CYNTHIA  L.  TATE
HEIDI  L.  HOBBS                                              GERALD  C.  THOMAS
PAUL  L.  HUEY                                               JEFFREY  W.  WARREN
BRENT  A.  JONES                                                PAUL  D.  WATSON
LEIGH  H.  KELLETT                                           DAVID  B.  WILLIAMS


                                 April 24, 2001


Sportsend,  Inc.
5590  Ulmerton  Road
Clearwater,  Florida  33760


RE:     Registration  Statement  on  Form  S-8  for  Sportsend,  Inc.

Dear  Sirs:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Sportsend, Inc. (the "Company"), relating to an aggregate of 500,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), to be issued to consultants of the Company in consideration of services performed or to be performed under the terms of written agreements with such consultants.

     The opinions expressed below have been prepared and are, except as otherwise expressly stated herein, to be construed in accordance with the Report on Standards for Opinions of Florida Legal Counsel for Business and Real Estate Transactions, dated September 1998, issued by the Business Law and Real Property, Probate & Trust Law Sections of The Florida Bar (the "Report"), which Report is incorporated herein by specific reference thereto. In rendering such opinions we have, except as otherwise expressly stated herein, made no assumptions other than those set forth in Section II.K. of the Report (a copy of the Report is attached as Exhibit "A" hereto for your reference), and with your approval we have relied as to the factual matters that affect our opinions solely upon our examination of the following documents, and have made no independent verification of the facts asserted in those documents to be true and correct:

1.     The  Registration  Statement;

2. A copy of the Articles of Incorporation of the Company, as amended, as certified by the Nevada Secretary of State;


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3.     A  copy  of the good standing certificate of the Company as issued by the
Nevada  Secretary  of  State;

4.     A  copy  of  the  By-Laws  of  the  Company;

5. Minutes of the special meeting of the Shareholders of the Company held on March 9, 2001;

6. A Copy of the Written Action of the Directors, dated March 16, 2001, appointing the current officers of the Company; and

7. A Copy of the Written Action of the Directors of the Company, dated April 24, 2001, approving the filing of the Registration Statement.

     Based on the foregoing, we advise you that in our opinion the Company has taken all necessary corporate action to authorize the issuance of the Shares, and that the Shares being registered pursuant to the Registration Statement, when issued will be fully paid and non-assessable.

     This opinion is limited to matters existing as of this date, and not responsibility is assumed to advise you of changes (factual and legal) which may hereafter occur, whether deemed material or not.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

     This opinion is furnished to you solely for your benefit and is rendered solely in connection with the Registration Statement. This opinion may be relied upon only in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent.

Very  truly  yours,

Bush  Ross  Gardner  Warren  &  Rudy,  P.A.

By:   /S/  Richard  B.  Hadlow
---------------------------------
Richard  B.  Hadlow,  Shareholder